Exhibit 2

                             JOINT FILING AGREEMENT

      This will confirm the agreement by and among all the undersigned that the
Schedule 13D filed on or about this date and any amendments thereto with respect to beneficial ownership by the undersigned of shares of the Common Stock, par value $0.01 per share, of Telescan, Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Dated:  January 21, 1999


                  GE CAPITAL EQUITY INVESTMENTS, INC.

                  By: /s/  Michael E. Pralle
                      -------------------------------------------
                      Name:  Michael E. Pralle
                      Title: President


                  GENERAL ELECTRIC CAPITAL CORPORATION

                  By: /s/  Michael E. Pralle
                      -------------------------------------------
                      Name:  Michael E. Pralle
                      Title: Vice President


                  GENERAL ELECTRIC CAPITAL SERVICES, INC.

                  By: /s/  Michael E. Pralle
                      -------------------------------------------
                      Name:  Michael E. Pralle
                      Title: Attorney-in-Fact


                  GENERAL ELECTRIC COMPANY

                  By: /s/  Michael E. Pralle
                      -------------------------------------------
                      Name:  Michael E. Pralle
                      Title: Attorney-in-fact


                  NATIONAL BROADCASTING COMPANY, INC.

                  By: /s/  Mark Begor
                      -------------------------------------------
                      Name:  Mark Begor
                      Title: Executive Vice President







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